SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 28th, 2005.

TELESIS TECHNOLOGY CORPORATION.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-51008                                      04-3684840

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(Commission File Number)              (IRS Employer Identification No.)

1611 12th Street East, Unit A

Palmetto, Florida 34221

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(Address of Principal Executive Offices) (Zip Code)

(941)795-7441

(Registrant's Telephone Number, Including Area Code)

N/A

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(Former Name or Former Address, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications

Item 8.01 Other Events.

Press Release Filed as Exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description.

99

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESIS TECHNOLOGY CORPORATION.

By: /s/ Hasit Vibhakar

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        HASIT VIBHAKAR, Chairman, CEO & President

Date: March 28th, 2005

By: /s/ Erwin Goodwin

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        ERWIN GOODWIN, Chief Financial Officer (CFO)

Date: March 28th, 2005

Telesis Technology Corporation Reports Year End Results For 2004.

Palmetto, Florida – March 28th, 2005 – Telesis Technology Corporation (OTC: TLST) today announced results for the year end and twelve month results ended December 31, 2004.

Sales revenue for the year end and twelve months ended on December 31, 2004 was $ 1,545,180.00 compared with $ 721,419.00 for the same period ended a year earlier in 2003.  This was an increase of 114% in Revenues.  Gross Profit for the year end and twelve months ended on December 31, 2004 was $ 511,950.00 compared with $ 202,831.00 for the same period in 2003.  This was an increase of 152%.  Telesis Technology Corporation reported a positive net income after tax for the year end and twelve months ended December 31, 2004 of $ 89,159.00 or $ 0.01 basic earnings per share (EPS).  This is a 49% increase from 2003 net income earnings.

Total Assets for the twelve months ended on December 31, 2004 were reported at $ 1,391,573.00 compared to $ 502,301 for the same period in 2003.  This was an increase of 177%  Total Liabilities for the twelve months ended December 31, 2004 were $ 471,690 compared to $ 158,971 which is an increase of 196%.

"Telesis reported an outstanding year end and twelve month operating result," said Mr. Hasit Vibhakar, Chairman, CEO & President of Telesis Technology Corporation. "We generated positive cash flow while growing our core assets by 177% all by organic growth.  Shareholder’s equity has increased to $ 919,883.  We maintained very strong gross profit margins at 33.1% on strong demand and acceptance of our products and services."

About Telesis Technology Corporation

Telesis Technology Corporation designs, develops, tests, manufactures and markets a diverse range of Aerospace & Defense products.  Our products are in worldwide use, supporting communication systems, networks, test systems and applications for the Aerospace & Defense sectors.  Telesis Technology Corporation has several operating divisions with locations in Palmetto, Florida, Superior, Nebraska and Singapore.  Company information can be obtained at http://www.telesistechnology.com

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation & Reform Act of 1995. In this press release, the words "estimate," "project," "believe," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, the Company's ability to obtain additional financing to implement its business strategy, the delay or failure to properly manage growth and successfully integrate acquired companies and operations, lack of geographic diversification, imposition of new regulatory requirements affecting its business, a downturn in the general economic conditions, and other risks detailed from time to time in the Company's periodic reports filed with the SEC.
Contact:

Investor Relations

Telesis Technology Corporation

941-795-7441 ext: 228

ir@telesistechnology.com